BlackRock New Jersey Municipal Bond Fund of BlackRock Multi-State Municipal Series Trust (formerly Merrill Lynch New Jersey Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 39 filed on October 2, 2006 (SEC Accession No. 0000891092-06-002942).